Calculation of Filing Fee Tables
F-4
Scancell Holdings plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Scancell American Depositary Shares, each representing 10 ordinary shares of Scancell Holdings plc	Other	5,411,334	$ 3.425	$ 18,533,818.95	0.000087	$ 1,612.44
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 18,533,818.95		$ 1,612.44
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,612.44
Offering Note
[1]	All ordinary shares being registered are issued by Scancell Holdings plc, a public limited company incorporated under the laws of England and Wales ("Scancell"), in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 23, 2026, by and among Scancell, Scancell Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Scancell and Neuphoria Therapeutics Inc., a Delaware corporation ("Neuphoria"), as described in the proxy statement/prospectus included in the registration statement (the "Registration Statement") to which this filing fee table is attached. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in this Registration Statement. All ordinary shares will be represented by American Depositary Shares ("ADSs"), with each ADS representing 10 ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby will be registered pursuant to a separate Registration Statement on Form F-6. Pursuant to Rule 457(o) promulgated under the Securities Act, the registration fee is being calculated based on the maximum aggregate offering price of all the securities listed in the Calculation of Filing Fee table. The filing fee is estimated pursuant to Rule 457(f)(1) under the Securities Act, based on the average of the high and low sales prices of Neuphoria Common Stock as reported on The Nasdaq Stock Market on October 7, 2026, multiplied by 5,411,334, the estimated maximum number of shares of Neuphoria Common Stock that may be exchanged for the Scancell ADSs registered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date